UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
September 15, 2005

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WILSHIRE BANCORP, INC.
(Exact name of registrant as specified in its charter)

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California	000-50923	20-0711133
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3200 Wilshire Boulevard, Los Angeles, California 90010
(Address of principal executive offices) (Zip Code)

(213) 387-3200
(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS

On September 20, 2005, Wilshire Bancorp, Inc. issued a press release announcing that, on September 15, 2005, Wilshire Statutory Trust III (“Wilshire Trust”), a Delaware statutory trust subsidiary of Wilshire Bancorp, issued $15,000,000 of its trust preferred securities. Wilshire Trust purchased $15,464,000 of Wilshire Bancorp’s Junior Subordinated Debt Securities due September 15, 2035 (the “Subordinated Debentures”) and Wilshire Bancorp guaranteed, pursuant to a guarantee agreement, payment obligations of Wilshire Trust under the trust preferred securities. The proceeds of the issuance will be used to fund a portion of Wilshire Bancorp’s anticipated acquisition of Liberty Bank of New York and to provide additional working capital to Wilshire State Bank.

The Subordinated Debentures (and Wilshire Trust’s trust preferred securities) will be payable in 2035 and, until September 15, 2010, will bear interest at an annual rate equal to 6.07% per annum and, thereafter at a floating rate equal to three-month LIBOR plus 1.40%. Wilshire Bancorp may defer the payment of interest at any time for a period up to twenty consecutive quarters, provided the deferral period does not extend past the stated maturity. Except upon the occurrence of certain events resulting in a change in the capital treatment or tax treatment of the Subordinated Debentures or resulting in Wilshire Trust’s being deemed to be an investment company required to register under the Investment Company Act of 1940, Wilshire Bancorp may not redeem the Subordinated Debentures until after September 15, 2010.

A copy of the press release is attached as Exhibit 99.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit 99    Press release dated September 20, 2005, issued by Wilshire Bancorp, Inc.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILSHIRE BANCORP, INC.

Date: September 20, 2005	By:	/s/ Brian E. Cho
Brian E. Cho, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99	Press release dated September 20, 2005, issued by Wilshire Bancorp, Inc.